Exhibit 10.29
AMENDMENT N°6 TO THE
AIRCRAFT PURCHASE AGREEMENT
This Amendment N°6 (“Amendment”) dated July 28, 2009 is made between
AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 rond-point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),
and
AYR FREIGHTER LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Buyer”),
WHEREAS:
A)	the Buyer and the Seller have entered into a purchase agreement dated June 20th, 2007 which covers the manufacture and the sale by the Seller and the purchase by the Buyer of fifteen (15) A330-200 Freighter aircraft (the “ Purchase Agreement”),

K)	the parties amended the Agreement to incorporate the new Pratt and Whitney 4170 Propulsion Systems as set out in the amendment to the Agreement dated as of November 6th 2007 (“Amendment Nº 1”).

L)	the parties amended the Agreement to (i) convert five (5) A330-200 Freighter Aircraft into A330-200 Aircraft, (ii) to modify the Scheduled Delivery Months of the Aircraft, and (iii) to cancel three (3) A330-200 Freighter Aircraft as set as set out in the amendment to the Agreement dated July 31st 2008 (“Amendment Nº 2”).

M)	the parties amended the Agreement to modify the Scheduled Delivery Month for certain Aircraft as set out in amendment to the Agreement dated September 30th 2008 (“Amendment Nº 3”).

N)	the parties amended the Agreement to, amongst other things, modify the Scheduled Delivery Month for certain Aircraft, as set out in the amendment to the Agreement dated February 24th 2009 (“Amendment Nº4”).

O)	The parties amended the Agreement to provide for the terms under which the Buyer engaged in a purchase and lease back transaction, as set out in the amendment to the Agreement dated April 17th 2009 (“Amendment Nº5”).
The Purchase Agreement together with the Amendment Nº1, Amendment Nº2, Amendment Nº3, Amendment Nº4 and/or Amendment Nº5 shall be referred to as the “Agreement”.
Amendment No. 6 — AYR Freighter LLC and Airbus S.A.S.

G)	The Buyer and Seller hereby agree to modify the Scheduled Delivery Month for Aircraft with rank 4 and to modify the Conversion Notice deadline for certain Aircraft, upon the terms and conditions set out herein.
THEREFORE, IT IS AGREED:
1.	Schedule 1 to the Agreement Delivery Schedule

1.1	The parties have hereby agreed that A330-200 Freighter Aircraft with rank number 4 and CAC ID 264220 with Scheduled Delivery Month in December 2010 is rescheduled for Delivery to July 2011 (the “Rescheduled Aircraft”).

1.2	The parties agree that Clause 3 of Schedule 1 of the Agreement, as amended by Amendment Nº2, Amendment Nº3, Amendment Nº4 and Amendment Nº5 to the Purchase Agreement, shall be deleted in its entirety and replaced by the following:

QUOTE
Clause 3. Delivery Schedule

Aircraft			Scheduled Delivery
CAC ID	Rank	Aircraft type	Month

264217	1	A330-200 Freighter Aircraft	August 2010
264219	3	A330-200 Freighter Aircraft	October 2010
264218	2	A330-200 Aircraft	March or April or May 2012
264220	4	A330-200 Freighter Aircraft	July 2011
264222	5	A330-200 Aircraft	April 2011
264223	6	A330-200 Aircraft	May 2011
264224	7	A330-200 Aircraft	May 2011
264227	9	A330-200 Freighter Aircraft	October 2011
264228	10	A330-200 Freighter Aircraft	November 2011
264230	11	A330-200 Freighter Aircraft	April 2012
264231	12	A330-200 Freighter Aircraft	May 2012
UNQUOTE
Amendment No. 6 — AYR Freighter LLC and Airbus S.A.S.

2.	Predelivery Payments

2.1	The Buyer will make Predelivery Payments with respect to the Rescheduled Aircraft pursuant to Clause 5 of the Agreement based on the revised Scheduled Delivery Month, except as provided for in Paragraph 2.2 below. For information purposes, with respect to such Rescheduled Aircraft, the parties hereto agree that the applicable Predelivery Payment amounts and dates due are revised as set forth in Exhibit 1 to this Amendment.

2.2	The parties agree that the Seller shall retain excess Predelivery Payments resulting from the rescheduling pursuant to Paragraph 1.1 above without interest accruing to the Buyer (the “Retained PDP”). The Seller agrees to apply an amount equal to the Retained PDP towards subsequent Predelivery Payment(s) due from the Buyer to the Seller, pursuant to the Agreement, until the Retained PDP is reduced to an amount equal to zero.

3.	Conversion Notice deadlines for Aircraft with Rank 9 and 10

The parties agree that Clause 2 of Letter Agreement Nº11 Revision 1, as amended by Amendment Nº2 to the Agreement, is hereby deleted and replaced by the following:

QUOTE
2	Notice
Such Aircraft type conversion is subject to the Buyer notifying the Seller in writing,
(i)	for a conversion of the Eligible A330-200 Freighter Aircraft with ranks 9 and 10 to either A330-200 Aircraft or an A330-300 Aircraft, no later than November 1st, 2009.

(ii)	for a conversion of the Eligible A330-200 Freighter Aircraft with ranks 11 and 12 to either A330-200 Aircraft or an A330-300 Aircraft, no later than the first day of the twenty-sixth (26th) month prior to the Eligible A330-200 Freighter Aircraft’s Scheduled Delivery Month,

(iii)	for a conversion of an A330-200 Aircraft to an A330-300 Aircraft, no later than the first day of the eighteenth (18th) month prior to the A330-200 Aircraft’s Scheduled Delivery Month, in either case (the “Conversion Notice”) that it wishes to convert the eligible Aircraft the available.
Upon request by the Buyer prior to the delivery by the Buyer of a Conversion Notice, the Seller and the Buyer shall consult regarding available delivery positions so that a Scheduled Delivery Month for a Converted Aircraft may be agreed by the Seller and the Buyer, consistent with this clause and Clause 3 below, before the Buyer issues a Conversion Notice.
For clarity, in any event the Conversion Notice shall be served in accordance with the timeframes in this clause.
Amendment No. 6 — AYR Freighter LLC and Airbus S.A.S.

A Conversion Notice can be served once per eligible Aircraft and shall be irrevocable when given. Upon receipt of a valid Conversion Notice, the Aircraft’s type shall be converted.
UNQUOTE

4.	Miscellaneous

4.1	In this Amendment the terms herein, hereof, hereunder and words of similar import refer to this Amendment.

4.2	Capitalised terms used herein and not otherwise defined in, or amended by, this Amendment shall have the meanings assigned thereto in the Agreement, as amended from time to time.

4.3	The Agreement, its Exhibits, its Letter Agreements together with Amendment N° 1, Amendment N° 2, Amendment N° 3, Amendment Nº 4, Amendment Nº5 and this Amendment, contain the entire agreement in relation to their subject matter between the parties and supersede any previous understandings, commitments and/or representations whatsoever oral or written to the extent it relates to the subject matter hereof.

4.4	In the event of any inconsistencies between the terms of the Agreement, including its Exhibits and Letter Agreements and this Amendment, this Amendment shall prevail to the extent of such inconsistency.

4.5	The Agreement including its Exhibits and Letter Agreements shall be deemed amended and supplemented to the extent herein provided and as so amended and supplemented shall remain in full force and effect.

4.6	This Amendment shall not be modified or varied except by an instrument in writing executed by both parties or by their duly authorised representatives.

4.7	Clauses 22.2 (Notices), 22.3 (Waiver), 22.6 (Interpretation and Law) 22.4 (International Supply Contract), 22.13 (Language), 22.15 (Counterparts) and 22.9 (Confidentiality) of the Agreement shall apply to this Amendment mutatis mutandis as if set out in full herein.
If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Amendment to the Seller.

Agreed and Accepted	Agreed and Accepted
For and on behalf of	For and on behalf of
AYR FREIGHTER LLC	AIRBUS S.A.S.

BY: /s/ Michael Platt	BY: /s/ Christophe Mourey
ITS :Manager	ITS: Senior Vice President Contracts

DATE: 7/28/2009	DATE: 28 July 2009
Amendment No. 6 — AYR Freighter LLC and Airbus S.A.S.